                                   LEGAL OPINION

                               The Law Offices of
                         Hamilton, Lehrer & Dargan P.A.
                          2 East Camino Real, Suite 202
                            Boca Raton, Florida 33432
                                  (561)416-8956
                            ------------------------
                            Facsimile: (561)416-2855

February 14, 2003

Purezza Group, Inc.
Board of Directors
24 Madison Road
Fairfield, New Jersey 07004

Re:      Shares to be Registered on Form SB-2 (the "Shares")

Gentlemen:

We have acted as counsel for Purezza Group, Inc., a Florida corporation (the
"Company"), and certain of its shareholders (the "Selling Shareholders") in connection with the registration of the Shares described in the prospectus of the Company dated February 14, 2003 (the "Prospectus"), contained in Amendment 4 to the Company's  Registration Statement on Form SB-2 of the Company.

In connection with this matter, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following:

(a)      Articles of Incorporation of the Company, as amended to date;
(b)      By-laws of the Company, as amended to date;
(c)      Certificates from the Secretary of State of the State of Florida, dated as of a recent date, stating that the Company is duly incorporated and in good standing in the State of Florida;
(d)      Share Certificates of the Company;
(e)      The Registration Statement and all exhibits thereto;
(f)      Questionnaires completed and signed by all officers and directors of the Company.

In addition to the foregoing, we have also relied as to matters of fact upon the representations made by the Company and their representatives and upon representations made by the Selling Shareholders. In addition, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photo static copies.

Based upon and in reliance upon the foregoing, and after examination of such corporate and other records, certificates and other documents and such matters of law as we have deemed applicable or relevant to this opinion, it is our opinion that the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida jurisdiction of its incorporation and has full corporate power and authority to own its properties and conduct its business as described in the Registration Statement.

The authorized capital stock of the Company consists of  100,000,000 shares of
Common Stock, with a par value of $.001 per share, of which there are 7,815,000 outstanding Shares. The Company is not authorized to issue Preferred Stock.
Proper corporate proceedings have been taken validly to authorize such authorized capital stock and all the outstanding shares of such capital stock
(including the Shares), when delivered in the manner and/or on the terms described in the Registration Statement (after it is declared effective), are duly and validly issued, fully paid and non-assessable. The shareholders of the
Company have no preemptive rights with respect to the Common Stock of the
Company.

I hereby consent to the firm's name, Hamilton, Lehrer & Dargan, P.A. and of the reference to the opinion and of the use of this opinion as an exhibit to the prospectus and the Registration Statement and as contained in the Registration
Statement itself, specifically Item 13.  In giving this consent, I do not hereby admit that I come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, or the general rules and regulations hereunder.

                                  Very truly yours,

                                  /s/ Brenda Hamilton
                                  -------------------
                                      Brenda Hamilton, Esq.
                                      For the Firm